SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SERENA SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

      (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

This filing relates to the proposed merger pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 11, 2005, between Serena Software, Inc. (“Serena”) and Spyglass Merger Corp.

On February 2, 2006, Serena commenced an offer to purchase for cash all Eligible Options, as defined in, and upon the terms and subject to the conditions set forth in, an offer to purchase, dated February 2, 2006 and a related election form. The offer to purchase, the election form and certain other documents distributed by Serena to holders of its Eligible Options are included as exhibits to a Tender Offer Statement on Schedule TO, filed today by Serena with the Securities and Exchange Commission, and are incorporated by reference into this filing.

In connection with the proposed merger, Serena filed a definitive proxy statement with the Securities and Exchange Commission on February 2, 2006. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Serena at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from Serena by directing such request to Serena Investor Relations, 2755 Campus Drive, 3rd Floor, San Mateo, California 94403-2538, USA, telephone: (650) 522-6600.

Serena and its directors, executive officers and certain other members of its management and employees may be deemed to be participating in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding such persons and their interests in the merger is included in Serena’s definitive proxy statement filed with the Securities and Exchange Commission on February 2, 2006. This document is available free of charge at the Securities and Exchange Commission’s Web site at http://www.sec.gov and from Serena Investor Relations, 2755 Campus Drive, 3rd Floor, San Mateo, California 94403-2538, USA, telephone: (650) 522-6600.